UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

TITAN IRON ORE CORP.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF TITAN IRON ORE CORP.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Titan Iron Ore Corp.
125 E. Campbell Ave.

Campbell, California 95008

(855) 473-7473

INFORMATION STATEMENT
(Preliminary)

March 21, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock and Preferred Stock of Titan Iron Ore Corp.:

This Information Statement has been filed with the Securities and Exchange Commission (“SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders  (the “stockholders”) of common stock, par value $.0001 per share (the “common stock”) and preferred stock, par value $.0001 (the “preferred stock”) of Titan Iron Ore Corp., a Nevada corporation (the “Company,” “we,” “us,” or “our” ), to notify the stockholders of the approval of the following actions:

(1)	an amendment of the Company’s Articles of Incorporation to increase the authorized shares of common stock from 3,700,000,000 to 10,000,000,000;

(2)	to change the name of the Company from “Titan Iron Ore Corp.” to “iHookup Social, Inc.” and to change the OTC stock symbol from “TFER” to “HKUP”;

(3)	to amend and restate the Company Bylaws;

(4)	an amendment of the Company’s Articles of Incorporation providing for the indemnification of the Company’s officers and directors as permitted under Nevada corporate law; and

(5)	re-appoint Manning Elliott LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 .

On February 28, 2014, the five (5) actions above were approved by written consent of the Board of Directors (“Board”) and the stockholders holding a majority of the voting power of the Company.

This Information Statement is being mailed on or around April 11, 2014, to the stockholders of the Company as of February 28, 2014 (“Record Date”). Because shareholders holding a majority of the shares are in favor of the following action, proxies are not being solicited in this matter.

You are encouraged to read the attached Information Statement, including the attached Exhibits for further information regarding these actions.  In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will be deemed ratified and effective at a date that is at least 20 calendar days after the date this Information Statement has been mailed to our record stockholders.  We anticipate this date to occur on or about the close of business on April 11, 2014.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors
/s/ Robert Rositano, Jr.

NOTICE OF CORPORATE ACTION TO BE TAKEN
PURSUANT TO WRITTEN CONSENT OF
THE BOARD OF DIRECTORS AND MAJORITY SHAREHOLDERS
IN LIEU OF A MEETING OF THE SHAREHOLDERS

Because shareholders representing a majority of the shares outstanding are in favor of the proposed corporate action, shareholder approval will be achieved by written consent in accordance with the corporate laws of the State of Nevada.  In an effort to minimize the Company’s expenses, a meeting of the shareholders is not required and will not be held.

No Dissenter's Rights of Appraisal - The Company's shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be approved by the shareholders.

1.  Share information.

(a)  Outstanding Shares and Voting Rights.

As of the Record Date, the Company's authorized capital stock consisted of 3,700,000,000 shares of common stock, $0.0001 per share par value, and 50,000,000 shares of preferred stock, $0.0001 per share par value, of which all are designated Series A preferred stock.  The rights, terms and preferences of preferred stock are set by the Board of Directors of the Company.  As of the Record Date, there were 534,928,534 shares of common stock outstanding and 50,000,000 shares of preferred stock outstanding.  Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders.  The holders of preferred stock are entitled to cast votes equal to nine (9) times the total number of shares of common stock which are issued and outstanding, or a total of 4,814,356,806 votes, voting together with the holders of common stock as a single class. All 50,000,000 shares of Series A preferred stock voted in favor of the six (6) actions described above, thus because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock have executed an agreement to execute a written consent approving of the proposals discussed herein, and having sufficient voting power to approve such proposals through ownership of capital stock, no other stockholder consent will be solicited in connection with this Information Statement.

The Series A preferred stock ownership and the corresponding number of votes are as follows:

Name of Preferred Stockholder	Number of Shares Preferred Stock held	Number of Votes held by such Preferred Stockholder
Robert A Rositano Jr.	4,510,400	434,293,498.8
Dean Rositano	4,510,400	434,293,498.8
Checkmate Mobile, Inc.	4,895,850	471,407,375.4
Copper Creek Holdings, LLC - Robert Rositano - Stacy Rositano	36,083,350	3,474,362,433
	18,041,675	1,737,181,216.5
	18,041,675	1,737,181,216.5

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on April 11, 2014.

(b)  Security Ownership of Certain Beneficial Owners and Management.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of February 28, 2014 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

The following tabulation shows, as of the Record Date, the number of shares of capital stock owned beneficially by: (a) all persons known to be the holders of more than five percent (5%) of voting securities, (b) Directors, (c) Executive Officers and (d) all other Officers and Directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

	(a) Holders Over 5%

Series A preferred	Robert A Rositano Jr.	22,552,075 (1)	Direct	45.10%
	3846 Moanna Way,
	Santa Cruz, CA 95062

Series A preferred	Dean Rositano 126 Sea Terrace Way, Aptos, CA 95003	4,510,400	Direct	9.02%

Series A preferred	Checkmate Mobile, Inc. 125 E. Campbell Ave., Campbell, California 95008	4,895,850	Direct	9.79%

Series A preferred	Copper Creek Holdings, LLC (2) 7960 B Soquel Dr., Suite #146 Aptos, CA 95003	36,083,350	Direct	72.17%
	- Robert Rositano	18,041,675		36.085%
	- Stacy Rositano	18,041,675		36.085%

	(b) Directors

Series A preferred	Robert A Rositano Jr.	22,552,075 (1)	Direct and	45.10%
	3846 Moanna Way,		Indirect
	Santa Cruz, CA 95062

Series A preferred	Dean Rositano	4,510,400	Direct	9.02%
	126 Sea Terrace Way,
	Aptos, CA 95003

	(c) Executive Officers

Series A preferred	Robert Rositano, Jr. and Dean Rositano as named above

Series A preferred	(d) Officers and Directors as a Group for preferred stock	27,062,475 (1)	Direct and Indirect	54.12%

(1)	Includes the shares beneficially owned by Robert Rositano through Copper Creek Holdings, LLC.
(2)	Copper Creek Holdings, LLC is owned and managed by Robert Rositano and his wife Stacy Rositano, thus each may be deemed to beneficially own half of the interest of Copper Creek Holdings, LLC.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

(a)	Executive Officers

common stock	Frank Garcia Tucson, AZ	1,540,000	Direct (2)	0.3%

(b)	Officers and Directors as a Group for common stock	1,540,000	Direct (2)	0.3%

(1)	Based on 534,928,534 of common stock issued and outstanding as of February 28, 2014.
(2)	Includes 700,000 vested stock options.

2.  Changes in Control

On February 6, 2014, the Company filed with the SEC a Form 8-K for the purpose of announcing its entry into an Agreement and Plan of Merger and Reorganization, dated January 31, 2014 (the “Merger Agreement”), with IHookup Social, Inc. (“iHookup”), via its wholly-owned subsidiary, iHookup Operations Corp.  iHookup’s  stockholders exchanged all of their twelve million (12,000,000) shares of outstanding stock for fifty million (50,000,000) shares of the Company’s newly designated Series A preferred stock. Please see above for disclosure on beneficial ownership.

3.  Executive Compensation

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2012;

(b)
each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2012 who had total compensation exceeding $100,000; and

(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2012, who we will collectively refer to as the named executive officers, for the years ended December 31, 2012 and 2011 are set out in the following summary compensation table:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Andrew Brodkey Former President, Secretary, Treasurer & Director (1)	2012 2011	185,686 99,645	Nil Nil	Nil Nil	844,895 26,869	Nil Nil	Nil Nil	Nil Nil	1,030,581 126,514
Frank Garcia Chief Financial Officer (1)	2012 2011	50,446 30,624	Nil Nil	Nil Nil	279,316 10,747	Nil Nil	Nil Nil	Nil Nil	329,762 41,371
Dr. David Hackman VP of Explorations (1)	2012 2011	72,000 36,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	72,000 36,000

(1) Messrs. Brodkey, Garcia and Hackman were appointed on June 30, 2011. Messrs. Brodkey and Hackman resigned on January 31, 2014.

Compensation for Executive Officers and Directors

Compensation arrangements for our named executive officers and directors are described below.

Employment Agreements

Robert Rositano

Effective January 19, 2014, iHookup, a wholly-owned subsidiary of the Company, entered into an employment agreement with Robert Rositano to serve as Chief Executive Officer and Secretary of iHookup for a term of two years with automatic renewals for similar two year periods pursuant to the terms of the agreement.  Robert Rositano’s duties shall include the duties and responsibilities for the Company’s corporate and administration offices and positions as set forth by the Company and such other duties and responsibilities as the board of directors may from time to time reasonably assign to Robert Rositano. The employment agreement provides, among other things, that Robert Rositano will be eligible for participation in any employee benefit plan, retirement plan, and option plan maintained by iHookup; receive a base salary of $150,000 per year; and receive reimbursement for ordinary and necessary business expenses incurred by Robert Rositano in connection with the performance of his duties as Chief Executive Officer and Secretary. Upon a successful launch of iHookup’s products and services and reaching the first 1,000,000 registered users, Robert Rositano will receive a bonus of $50,000 and his base salary will be increased to $200,000 annually. When iHookup reaches a cumulative 5,000,000 registered users or more, Robert Rositano will receive a bonus of $75,000 and his base salary will be increased to $250,000 annually. After the above goals are achieved, his base salary will begin being increased semi-annually at a minimum rate of 10% or higher, as determined by the board of directors or a committee established by the board of directors for compensation purposes. If iHookup is unable to pay executive salary or bonuses, the amounts owed will be accrued as a convertible note. The note can be converted into common stock, at Robert Rositano’s sole discretion. The Company may terminate Robert Rositano’s employment prior to the end of his employment period by a majority vote of the board of directors, excluding Robert Rositano’s vote.  If we terminate Robert Rositano’s employment prior to the end of his employment period without cause, which shall also include termination in the event of a change in control, Robert Rositano shall be entitled to his base salary in effect on the date of his termination for a period of twenty-four (24) months following the date of such termination, in one lump sum payment within fourteen (14) days of termination or as otherwise agreed to in writing. Furthermore, any unvested options granted to Robert Rositano will immediately vest. If we terminate his employment with cause, he will be entitled to his base salary and commission schedule in effect on the date of termination for a period of twelve (12) months. If Robert Rositano, however, terminates his employment prior to the end of the employment period without cause, Robert Rositano shall not be entitled to any severance and the Company shall have no further liability to Robert Rositano.  He is also permitted to pursue other business interests not in conflict with the Company, including serving as officers and directors of other public companies.

Dean Rositano

Effective January 19, 2014, iHookup, a wholly-owned subsidiary of the Company, entered into an employment agreement with Dean Rositano to serve as President and Chief Technology Officer of iHookup for a term of two years with automatic renewals for similar two year periods pursuant to the terms of the agreement.  Dean Rositano’s duties shall include the duties and responsibilities for the Company’s corporate and administration offices and positions as set forth by the Company and such other duties and responsibilities as the board of directors may from time to time reasonably assign to Dean Rositano. The employment agreement provides, among other things, that Dean Rositano will be eligible for participation in any employee benefit plan, retirement plan, and option plan maintained by iHookup; receive a base salary of $150,000 per year; and receive reimbursement for ordinary and necessary business expenses incurred by Dean Rositano in connection with the performance of his duties as President and Chief Technology Officer.  Upon a successful launch of iHookup’s products and services and reaching the first 1,000,000 registered users, Dean Rositano will receive a bonus of $50,000 and his base salary will be increased to $200,000 annually. When iHookup reaches a cumulative 5,000,000 registered users or more, Dean Rositano will receive a bonus of $75,000 and his base salary will be increased to $250,000 annually. After the above goals are achieved, his base salary will begin being increased semi-annually at a minimum rate of 10% or higher, as determined by the board of directors or a committee established by the board of directors for compensation purposes. If iHookup is unable to pay executive salary or bonuses, the amounts owed will be accrued as a convertible note. The note can be converted into common stock, at Dean Rositano’s sole discretion. The Company may terminate Dean Rositano’s employment prior to the end of his employment period by a majority vote of the board of directors, excluding Dean Rositano’s vote.  If we terminate Dean Rositano’s employment prior to the end of his employment period without cause, which shall also include termination in the event of a change in control, Dean Rositano shall be entitled to his base salary in effect on the date of his termination for a period of twenty-four (24) months following the date of such termination, in one lump sum payment within fourteen (14) days of termination or as otherwise agreed to in writing. Furthermore, any unvested options granted to Dean Rositano will immediately vest. If we terminate his employment with cause, he will be entitled to his base salary and commission schedule in effect on the date of termination for a period of twelve (12) months. If Dean Rositano, however, terminates his employment prior to the end of the employment period without cause, Dean Rositano shall not be entitled to any severance and the Company shall have no further liability to Dean Rositano.  He is also permitted to pursue other business interests not in conflict with the Company, including serving as officers and directors of other public companies.

Frank Garcia

Effective February 3, 2014, iHookup, a wholly-owned subsidiary of the Company, entered into an employment agreement with Frank Garcia to serve as Chief Financial Officer of iHookup.  Frank Garcia’s duties shall include the duties and responsibilities for the Company’s corporate and administration offices and positions as set forth by the Company and such other duties and responsibilities as the board of directors may from time to time reasonably assign to Frank Garcia. Frank Garcia shall receive a base salary of $80,000 per year, which shall be automatically adjusted to $100,000 a year beginning April 1, 2014; and receive reimbursement for ordinary and necessary business expenses incurred by Frank Garcia in connection with the performance of his duties as Chief Financial Officer. Frank Garcia has been granted 20,000,000 stock options of the Company which shall become effective upon the effective date of a new Company stock option plan. The employment agreement provides, among other things, that Frank Garcia will be eligible for an annual bonus based on his performance and determined in the sole discretion of the Board of Directors. He is also eligible to participate in any employee benefit plan, retirement plan, and option plan maintained by iHookup. Frank Garcia’s employment is at will, and either party may terminate his employment at any time with or without cause; provided that Frank Garcia gives at least 30 days’ advance notice. He is also permitted to pursue other business interests not in conflict with the Company, including serving as officers and directors of other public companies.

Will Richards

Effective February 14, 2014, iHookup, a wholly-owned subsidiary of the Company, entered into an employment agreement with Will Richards to serve as Executive Vice President of Mobile Design of iHookup.  Will Richards’ duties shall include the duties and responsibilities for the Company’s corporate and administration offices and positions as set forth by the Company and such other duties and responsibilities as the board of directors may from time to time reasonably assign to Will Richards. Will Richards shall receive a base salary of $80,000 per year, which shall be automatically adjusted to $90,000 a year within six months from his start date; and receive reimbursement for ordinary and necessary business expenses incurred by Will Richards in connection with the performance of his duties as Executive Vice President of Mobile Design. Will Richards has been granted 20,000,000 stock options of the Company which shall become effective upon the effective date of a new Company stock option plan. Upon a successful launch of iHookup’s products and services and reaching the first 1,000,000 registered users, Will Richards shall be eligible to receive a bonus of $20,000 in common stock. Upon iHookup reaching a cumulative 5,000,000 registered users or more, he will be eligible to receive a bonus of $30,000 in common stock. Will Richards is also eligible to participate in any employee benefit plan, retirement plan, and option plan maintained by iHookup. In addition, his employment is at will, and either party may terminate his employment at any time with or without cause; provided that Will Richards gives at least 30 days’ advance notice. He is also permitted to pursue other business interests not in conflict with the Company, including serving as officers and directors of other public companies.

Outstanding Equity Awards at Fiscal Year-End of Named Executive Officers

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of December 31, 2012:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Andrew Brodkey	750,000	250,000	Nil	$0.84	12/21/2021	Nil	Nil	Nil	Nil
Andrew Brodkey	200,000	600,000	Nil	$0.20	06/22/2022	Nil	Nil	Nil	Nil
Frank Garcia	300,000	100,000	Nil	$0.84	12/21/2021	Nil	Nil	Nil	Nil
Dr. David Hackman	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Director Compensation

The following table sets forth for each director certain information concerning his compensation for the year ended December 31, 2012.
Name	Fees Earned or Paid in Cash ($)	Stock Awards1 ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ronald Richman (1)	24,000	Nil	560,369	Nil	Nil	Nil	584,369

(1) Mr. Richman resigned as director as of January 31, 2014.

Outstanding Equity Awards at Fiscal Year-End of Directors
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ronald Richman (1)	562,500	187,500	Nil	$0.84	12/21/2021	Nil	Nil	Nil	Nil
Ronald Richman	50,000	150,000	Nil	$0.20	06/22/2022	Nil	Nil	Nil	Nil

(1) Mr. Richman resigned as director as of January 31, 2014.

 4. Matters to be Consented To
(a)	an amendment of the Company’s Articles of Incorporation to increase the authorized shares of common stock from 3,700,000,000 to 10,000,000,000;

(b)	to change the name of the Company from “Titan Iron Ore Corp.” to “iHookup Social, Inc.,” and our stock symbol from “TFER” to “HKUP”;

(c)	to amend and restate the Company Bylaws;

(d)	an amendment of the Company’s Articles of Incorporation providing for the indemnification of the Company’s officers and directors as permitted under Nevada corporate law; and

(e)	re-appoint Manning Elliott LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 .

AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 3.7 BILLION TO 10 BILLION SHARES

The Board and the stockholders holding a majority of the voting power have adopted and declared advisable a proposal to amend the Company’s Articles of Incorporation in order to increase the authorized common stock from Three Billion Seven Hundred Million (3,700,000,000) to Ten Billion (10,000,000,000) shares.  The Board and stockholders holding a majority of the voting power have each adopted a resolution to amend the Company’s Articles of Incorporation as set forth in the Amended and Restated Articles of Incorporation attached as Exhibit 99.2A. The principal effect would solely be to increase the authorized number of shares of common stock.  The relative voting and other rights that accompany the shares of common stock and preferred stock will not be affected.

Background

The Company’s Articles of Incorporation currently authorizes the issuance of 3,700,000,000 shares of the Company’s common stock, $0.0001 par value per share, and 50,000,000 shares of the Company’s preferred stock, $0.0001 par value per shares. As of February 28, 2014, 534,928,534 shares of common stock are issued and outstanding, while all 50,000,000 shares of preferred stock are issued and outstanding and designated as Series A preferred stock. Following the filing of the Amended and Restated Articles of Incorporation, the total number of authorized shares of all classes of our capital stock will be 10,050,000,000, consisting of 10,000,000,000 shares of common stock, par value $0,0001  per share, and 50,000,000 shares of preferred Series A stock.

The text of the form of the proposed Amended and Restated Articles of Incorporation is attached as Exhibit 99.2A, provided however, that the text is subject to modification to include changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board may deem necessary or advisable.

Reasons for the increased authorized shares

The Board recommended this increase in authorized shares of common stock primarily to give the Company appropriate flexibility to issue shares for future corporate needs.  The shares may be issued by the Board in its discretion, subject to any further shareholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of OTC or the rules of any other securities exchange on which our shares of common stock may be listed.  Other than preliminary discussions for capital raising purposes, there is no present agreement or plan to issue any shares. However, the newly authorized shares of common stock would be issuable for any proper corporate purpose, including without limitation, future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities (either public or private), stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock plans and savings plans or for other corporate purposes.  The Board believes that these additional shares will provide the Company with needed ability to issue shares in the future to take advantage of market conditions or strategic opportunities without the potential expense or delay incident to obtaining shareholder approval for a particular issuance.

Certain Risk Factors

The additional shares of common stock will have rights identical to our currently outstanding common stock.   The proposed amendment will not affect the par value of the common stock, which will remain at $0.0001 per share.   The following factors, however, may affect our holders of common stock:

      Possible Dilution from Future Issuance of Additional Shares. The interests of the holders of our common stock could be diluted substantially as a result of the increase of the number of authorized shares of our common stock from 3,700,000,000 to 10,000,000,000.   Any future issuance of additional authorized shares in future financings using the Company’s common stock could dilute future earnings per share, book value per share and voting power of existing shareholders.   Depending upon the circumstances under which such shares are issued, such issuance may reduce shareholders’ equity per share and may materially reduce the percentage ownership of the Company’s common stock of existing shareholders.

      Possible Anti-Takeover Effect from Future Issuances of Additional Shares. Any future issuance of additional shares also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of our common stock.  Our Board could impede a takeover attempt by issuing additional shares and thereby diluting the voting power of other outstanding shares and increasing the cost of a takeover.   A future issuance of additional shares of common stock could be made to render more difficult an attempt to obtain control of the Company, even if it appears to be desirable to a majority of shareholders, and it may be more difficult for our shareholders to obtain an acquisition premium for their shares or to remove incumbent management.  Although the increase in the number of authorized shares of our common stock may have an anti-takeover effect, the Amended and Restated Articles of Incorporation was approved for the reasons stated above, and the Board of Directors did not adopt this amendment with the intent that it be utilized as a type of anti-takeover device.

AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE NAME AND STOCK SYMBOL OF THE COMPANY TO IHOOKUP SOCIAL, INC.

The Board and the stockholders holding a majority of the voting power have adopted resolutions to change the name of the Company from “Titan Iron Ore Corp. ”  to “iHookup Social, Inc.,” and to change the Company’s stock symbol accordingly from “TFER” to “HKUP”. The change in the Company’s name will become effective promptly upon the filing by the Company of the Amended and Restated Articles of Incorporation, in the form attached hereto as Exhibit 99.2A, with the Secretary of State of the State of Nevada reflecting the new name of the Company.

Purpose and Rationale for the Proposed Change of Name

The Company's new name and stock symbol is designed to better represent the Company's new business, rather than identifying the Company with mining, as had previously been the Company’s focus.

Effect of the Name Change

The change in our name or stock symbol will not affect the validity or transferability of any existing share certificates that bear the Company’s current name.  Stockholders with certificated shares should continue to hold their existing share certificates. The rights of stockholders holding certificated shares under existing share certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new share certificates that are issued after the name change becomes effective will bear the name “iHookup Social, Inc.”

Our common stock currently trades on the OTC under the symbol “TFER.” For a short period of time, our shares will continue to trade under this symbol. The stock symbol change to “HKUP” will become effective ten (10) days after notifying Financial Industry Regulatory Authority of such change.  A new CUSIP number will be assigned to the common stock shortly following the name change and stock symbol change.   The name change, stock symbol change and CUSIP number change will result in an immaterial cost to the Company.

AMENDMENT AND RESTATEMENT OF THE COMPANY’S BYLAWS

The Board and the stockholders holding a majority of the voting power consented to  amend and restate the Company’s Bylaws. The Amended and Restated Bylaws are attached hereto as Exhibit 99.2B.

Background, Purpose and Effects, Procedures of Proposal

The Company’s previous Bylaws have been in effect since 2007. It was appropriate to update the Bylaws to reflect current corporate law in Nevada and the new name of the Company.  The amended and restated Bylaws were approved by the Board of Directors and the stockholders holding a majority of the voting power on February 28, 2014.

Below is a brief summary of the changes to the amended and restated Bylaws from the previous Bylaws.  This discussion is qualified in its entirety by reference to the full text of the amended and restated Bylaws, which are attached hereto as Exhibit 99.2B.    The previous Bylaws may be found as an exhibit to the Company’s Form SB2 registration statement filed with SEC on October 3, 2007.

Certain changes to Bylaws
Among the provisions in the amended and restated Bylaws that were not in the previous Bylaws are the following:

(a) Special meetings of the stockholders may no longer be called by the holders of a majority of the outstanding shares of capital stock who are entitled to vote, instead they may be called by stockholders when they are stockholders of record of not less than five (5) percent of the outstanding capital stock;

(b) Action by written consent of stockholders in lieu of meeting may now only be taken by holders of at least 75% of the voting power;

(c) There are now more specific requirements for stockholders who wish to bring proposals to a vote at stockholder meetings;

(d) The number of authorized directors are now between two (2) to five (5), and the term of directors are now two (2) years;

(e) A director or officer is now protected from being personally liable for monetary damages for breach of fiduciary duties to the fullest extent permitted by law; and

(f) Sections 78.378 and 78.3793 of the Nevada Revised Statutes shall no longer apply to the Company.

AN AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION PROVIDING FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY AS PERMITTED UNDER NEVADA CORPORATE LAW.

The Board and the stockholders holding a majority of the voting power approved a provision providing for the indemnification of its officers and directors as permitted under Nevada corporate law.  The text of the Amendment would be as set forth in Exhibit 99.2A.

Background, Purpose and Effects, Procedures of Proposal

The Board and the stockholders holding a majority of the voting power  have determined it is appropriate to add a provision providing for the indemnification of its officers and directors as permitted under Nevada corporate law.  The Amended and Restated Articles of Incorporation were approved by the Board of Directors and the stockholders holding a majority of the voting power on February 28, 2014.  This discussion is qualified in its entirety by reference to the full text of the Amended and Restated Articles of Incorporation, which are attached hereto as Exhibit 99.2A.

Procedure for Effecting Proposed Amendment and Restatement of Articles of Incorporation

The Company will file the Amended and Restated Articles of Incorporation reflecting such amendment with the Secretary of State of the State of Nevada.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has re-appointed Manning Elliott LLP, Independent Registered Accounting Firm, to audit our financial statements for the calendar  year ending December 31, 2014.   The audit committee understands the need for Manning Elliott LLP to maintain objectivity and independence in its audits of our financial statements.

The Company retained Manning Elliott LLP to audit our consolidated financial statements for fiscal years 2012 and 2013 as well as to provide other non-auditing services.  The audit committee has reviewed all non-audit services provided by Manning Elliott LLP and has concluded that the provision of such services was compatible with maintaining Manning Elliott LLP’s independence in the conduct of its auditing functions.

To help ensure the independence of the independent registered public accounting firm, Board of Directors has adopted a policy for the pre-approval of all audit and non-audit services to be performed for us by our independent registered public accounting firm.

Except as noted below, during the fiscal years ended December 31, 2012 and 2011, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The following table sets forth the aggregate fees billed to us by Manning Elliott LLP for the fiscal years ended December 31, 2012 and December 31, 2013:

Service Categories	Fiscal 2013	Fiscal 2012
Audit fees (1)	$ 20,000	$23,500
Tax fees (2)	$0 (3)	$3,750
Total	$20,000	$27,250

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of the effectiveness of our internal control over financial reporting, and review of the interim consolidated financial statements included in quarterly reports.

(2)	Tax Fees generally consist of fees billed for professional services rendered for federal and state tax compliance and advice.

(3)	Tax fees for 2013 are pending due to budget issues and other miscellaneous matters.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. Any director or officer of our Company since January 1, 2013, being the commencement of our last completed fiscal year;

2. Any proposed nominee for election as a director of our Company; and

3. Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are set forth below in the section entitled "Security Ownership of Certain Beneficial Owners and Management."

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2012, as filed with the Commission on April 1, 2013 and April 1, 2013, respectively;
(2)	The Registrant’s current reports on Form 8-K, as filed with the Commission on December 13, 2013, February 6, 2014, February 18, 2014 and February 19, 2014; and

(3)	The Registrant’s Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarter ended September 30, 2013, as filed with the Commission on November 19, 2013 and November 27, 2013, respectively.

You may request a copy of these filings, at no cost, by writing iHookup Social, Inc. 125 E. Campbell Ave.

Campbell, California 95008  telephone: (855) 473-7473.  Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 125 E. Campbell Ave., Campbell, California 95008, telephone: (855) 473-7473.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of common stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Robert A Rositano Jr_________
Robert A Rositano Jr
Principal Executive Officer

Dated: March 21, 2014

Exhibit Index

Exhibit	Description
99.2A	Amended and Restated Articles of Incorporation
99.2B	Amended and Restated Bylaws